EXHIBIT 23.02





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors of
The Travelers Inc. (formerly Primerica Corporation):


We consent to the incorporation by reference in the Registration Statement on Form S-3 (the "Registration Statement") of The Travelers Inc. (formerly Primerica Corporation) (to be filed on or about February 10, 1994), of our report dated February 9, 1993, relating to our audit of the consolidated balance sheets of The Travelers Corporation and Subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ending December 31, 1992, which report is included in the Annual Report on Form 10=K for the fiscal year ended December 31, 1992, of Primerica
Corporation and includes an explanatory paragraph referring to changes in the method of accounting for post retirement benefits other than pensions, accounting for income taxes and accounting for foreclosed assets in 1992, and the reference to our firm under the heading "Experts" in the Registration Statement.


                                                               COOPERS & LYBRAND




Hartford, Connecticut
February 9, 1994